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                                                             EXHIBIT 10.23


                                    SUBLEASE



         THIS SUBLEASE made as of the ____day of February, 1997 between National Medical Care, Inc. d/b/a Fresenius Medical Care - North America, a Delaware corporation having a usual place of business at 95 Hayden Avenue, Lexington, Massachusetts 02173 (hereinafter called "Sublandlord"), and Geotel Communications Corporation, a Delaware corporation having a place of business at 25 Porter Drive, Littleton, Massachusetts 01460 (hereinafter called "Subtenant").

         WHEREAS, by a lease dated as of October 23,1995, (hereinafter called the "Main Lease"), a copy of which is attached hereto as Exhibit A with the rental amounts deleted, Cross Point Limited Partnership (hereinafter called "Landlord"), leased to Sublandlord approximately 142,753 square feet of space in the building located at 900 Chelmsford Street, Lowell, Massachusetts (the "Main Premises") upon the terms, covenants and conditions therein contained; and

         WHEREAS, Sublandlord has agreed to sublease to Subtenant a portion of the premises demised under the Main Lease comprised of approximately 31,770 square feet in the location set forth in Exhibit B attached hereto (the "Subleased Premises"), on the terms stated herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sublandlord hereby leases to Subtenant, and Subtenant hereby takes and leases from Sublandlord, the Subleased Premises; TO HAVE AND TO HOLD the Subleased Premises for a term (the "Term") which commences on the date Landlord gives consent to this Sublease (the "Commencement Date") and ends on December 31, 2006. The foregoing notwithstanding, Subtenant shall have the right to terminate this Sublease at the end of the Seventy-second (72nd) month of the Term (six years), provided Subtenant gives Sublandlord at least twelve (12) months prior written notice.

2. The Subleased Premises shall be delivered to Subtenant in their "as is" condition on the Commencement Date. The existing partitions, lights, doors, ceiling tiles and any and all other building materials belonging to Sublandlord located within the Premises on the Commencement Date shall become the permanent property of Subtenant at no additional cost to Subtenant. Subtenant shall have the same rights to make initial improvements to the Subleased Premises (the "Initial Improvements") as set forth in Section 4 of the Main Lease, except that Sublandlord shall have the same rights to review and approve such work as the rights granted to Landlord under Section 4 of the Main Lease, and that such rights of the Sublandlord shall be in addition to the rights of the Landlord under Section 4 of the Main Lease. The plans and specifications for the Initial Improvements are attached hereto as Exhibit C and made a part hereof. All Initial Improvements and any and all other improvements to the Subleased Premises will be made at the expense of Subtenant and in accordance with all applicable local, state and federal laws, rules and regulations, including the Americans With Disabilities Act.

3. 3.1. Sublandlord grants to Subtenant, to share in common with Sublandlord, all of Sublandlord's rights, benefits, and interests (except as otherwise provided for herein) and Subtenant
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agrees to accept from Sublandlord and hereby assumes all of Sublandlord's obligations under the Main Lease. Subtenant hereby expressly agrees and covenants to Landlord and to Sublandlord, that Subtenant assumes, is bound by and shall faithfully perform, all of the obligations of Sublandlord as tenant under the Main Lease with respect to the Subleased Premises, except as otherwise expressly provided for herein. It is further agreed that the relationship between, and the rights of, Subtenant and Sublandlord shall, except as expressly provided for herein, be governed by the Main Lease as if they were tenant and landlord, respectively, under the Main Lease, and that Sublandlord specifically shall have all rights granted to Landlord under the Main Lease with respect to enforcement of the provisions of this Sublease and the termination hereof; provided, however, that Sublandlord shall not be deemed to guarantee performance by Landlord of its obligations under the Main Lease, and Sublandlord shall have no liability to Subtenant for any default in this Sublease caused by the default or any other act of Landlord under the Main Lease. However, if Landlord shall default in any of its obligations to Sublandlord under the Main Lease, Sublandlord shall cooperate with Subtenant, upon request by Subtenant, in enforcing Sublandlord's rights against Landlord under the Main Lease. Any out-of-pocket costs associated with enforcing such rights shall be incurred solely by Subtenant unless there is some mutual benefit between Subtenant and Sublandlord in enforcing Landlord's obligations under the Main Lease, in which case such costs shall be equitably shared between Subtenant and Sublandlord. It is further agreed that performance by Sublandlord shall be conditional upon the performance by Landlord of its obligations under the Main Lease. Sublandlord shall be entitled to exercise any of the remedies set forth in Section 16 of the Main Lease upon the occurrence of any of the defaults set forth therein.

         3.2. The following provisions of the Main Lease are excluded from the terms hereof, and Subtenant shall have no rights thereunder: items 6,7,8,9, 10 and 15 of the Lease Schedule except as specifically provided for herein; subsection (c) of Section 24 (Parking); Section 26 (First Option to Extend);
Section 27 (Second Option to Extend); Section 28 (Right of First Offer to Lease); Section 29 (First Expansion Option); and Section 30 (Second Expansion Option). The second and third sentences of Section 3 are excluded such that Subtenant shall not have the right to operate or maintain a health club or fitness room within the Subleased Premises. The second paragraph of Section 32 (Signage) is excluded such that Subtenant shall have no right to exterior signage.

         3.3 The following references to numbers of days in the Main Lease are changed as follows with respect to the relationship between Sublandlord and
Subtenant:

         (i) subsection 2.C (v) - 90 days to inspect Landlord's accounting records relative to Taxes and Expenses is reduced to 75 days;

         (ii) subsection 2.C.(ix) - 10 working days to pay certain amounts after receipt of notice that amounts are due is reduced to 7 working days;

         (iii) subsection 5.E - 30 days of utility outage after notice is received by Landlord is increased to 32 days;

         (iv) subsection 10.A -15 days prior to commencement and expiration of insurance policies to deliver certificates of insurance to Landlord is increased to 20 days;


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         (v)    subsection 12.F - 60 days after casualty for Landlord to notify
                Tenant of its decision to restore is increased to 65 days, and 15 days for Tenant to inform Landlord of exercise of a certain termination right is reduced to 7 days;

         (vi) Section 13 - 30 days after notice of condemnation to give notice of exercise of right to terminate is reduced to 20 days in the case of Tenant's notice to Landlord and increased to 35 days in the case of Landlord's notice to Tenant;

         (vii) subsection 16.A.(ii) - all references regarding cure that prescribe 30 days are reduced to 25 days, and all references prescribing 20 days are reduced to 15 days;

         (viii) subsection 16.A.(iii) - 60 days for discharge of levy or attachment is reduced to 45 days;

         (ix) subsection 16.A.(v) -10 days to deliver certificates is reduced to 7 days;

         (x) subsection 16.A.(vi) -10 days to deliver instruments is reduced to 7 days;

         (xi) Section 18 -10 days' prior request to deliver certificates is reduced to 7 days;

         (xii) Section 33 - 30 day cure periods and payment periods are increased to 40 days.

         3.4. Subtenant's parking rights shall be comprised of its pro rata share of Sublandlord's allocable share of vehicular parking spaces in the Parking Lot and the Parking Garage, if any, as set forth in subsections 24.A. and 24.B. of the Main Lease. Subtenant shall not be entitled to any credit against the Rent due under this Sublease notwithstanding any provision of subsection 24.B.

         3.5. Notwithstanding anything herein to the contrary, Subtenant's rights of access to Tower 2 Roof shall be limited as follows: All rights of Subtenant pursuant to Section 35 of the Main Lease are subject to Landlord's consent, and shall be limited by Sublandlord as reasonably appropriate to enable Sublandlord's other subtenants in the Main Premises, existing now or hereafter, to have access to the Tower 2 roof in accordance with Section 35 of the Main Lease. To the extent practicable, Sublessor's grant of Subtenant's rights under this Section 3.8 shall be based on Subtenant's proportionate share of the Main Premises.

4. Subtenant covenants and agrees with Sublandlord to pay to Sublandlord as rent during the term hereof as follows:

         4.1. Base Rent shall be paid in advance on the first day of each month of this Sublease beginning on the Occupancy Date and continuing through the remaining term of this Sublease. For purposes of this Sublease, the Occupancy Date is defined as the date Subtenant substantially completes its Initial Improvements or occupies the Subleased Premises, whichever occurs first. However, in the event of unreasonable delays caused by Subtenant which result in Subtenant being unable to occupy the Subleased Premises on or before May 15, 1997, the Commencement Date will be May 15, 1997. Base Rent will be as follows:


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
               Occupancy Date through March 31, 2002:          $25,151.25
               April 1, 2002 through December 31, 2006:        $30,446.25

         4.2 All Adjustment Rent as defined in Section 3 of the Main lease and all other additional rent including, without limitation, operating costs, taxes, expenses, charges and fees required by the Main Lease allocable to the Subleased Premises during the term on a pro rata square footage basis, shall accrue and be payable by Subtenant beginning on the Occupancy Date and continuing for the remaining term of this Sublease. However, the cost of electrical power and other utilities supplied to the Subleased Premises shall accrue and be payable by Subtenant beginning on the Commencement Date and continuing for the entire term of this Subleases. There will be a pro rata adjustment to the Base Rent and all Adjustment and additional rent for the month in which either the Commencement Date or the Occupancy Date occurs, if such date is a day other than the first day of the month.

         4.3 After the end of each calendar year during the Term after the Base Year, Sublandlord shall deliver to Subtenant a written statement prepared in accordance with generally accepted accounting principles showing for the calendar year just ended (i) the amount of building expenses, as defined in the Main Lease, (ii) the excess of building expenses above the Base Year amount, and
(iii) the aggregate amount previously paid by Subtenant for the calendar year.

         If the statement shows the excess for the calendar year just ended exceeded the amount paid by Subtenant on account thereof, Subtenant shall pay the amount of such difference to Sublandlord on the later of thirty (30) days or when the next Base Rent payment is due. If the statement shows that the amount paid by Subtenant hereof on account of Adjustment Rent for the calendar year just ended exceeded the excess of Adjustment Rent above the Base Year amount, such amount shall be credited by Sublandlord against the monthly installments of Adjustment Rent next due. Should such excess occur during the last month of the term, Sublandlord shall refund such excess to Subtenant. Sublandlord shall provide Subtenant appropriate documentation that itemizes all the building expenses for the previous calendar year, upon Subtenants request.

         4.4. All payments under this Section 4 shall be made by Subtenant without any setoff or deduction whatsoever, in lawful money of the United States. Such payments shall be paid to Sublandlord at Sublandlord's office hereinabove set forth or at such other place or to such other party or parties as Sublandlord may from time to tome designate by notice to Subtenant. Subtenant shall pay Sublandlord interest at the default rate set forth in the Main Lease on any payments required by this Section 4 which are not made by Subtenant when due.

5. Subtenant covenants and agrees to use the Subleased Premises for office purposes consistent with a first-class office building and for no other purpose. Subject to Landlord's consent and to the terms of the Main Lease, Subtenant may use the Subleased Premises for the following: general and executive offices; sales, service and display of computers and related equipment and supplies; computer operations; demonstration of Subtenant's products and customer/employee training in the use thereof; receiving, shipping and storage of computers, equipment and supplies associated with the foregoing; computer related research and development; prototype assembly; and shipping and receiving packages and equipment. To the extent permitted by Landlord, Subtenant shall be


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permitted to ship and receive packages and equipment by and between the loading docks and other areas within the Main Premises.

6. Sublandlord warrants and represents that it has no knowledge of any default by itself or by landlord under the Main Lease; that the Main Lease is in full force and effect and that Sublandlord has a good right to sublease its interest in the same provided Sublandlord obtains the consent of Landlord in accordance with Subsection 14(A) of the Main Lease and obtains the consent of Landlord's lender or lenders who may have approval rights in connection with this Sublease; and that Sublandlord has done nothing to defeat or impair this Sublease. Sublandlord further warrants and covenants that Subtenant, upon performance of Subtenant's obligations hereunder and subject to the provisions hereof, shall for the term hereof, succeed to all rights of Sublandlord under the Main Lease with respect to the Subleased Premises and will have quiet possession of the Subleased Premises unless the Main Lease be terminated for any reason; provided, however, that this Sublease shall be in all respects subject to the Main Lease and if the Main Lease shall terminate during the term hereof for any reason, this Sublease shall terminate upon such termination with the same force and effect as if such termination date had been named herein as the termination date hereof; and if any provisions of this Sublease shall be in violation of the provisions of the Main Lease, the provisions of the Main Lease shall be deemed to limit the provisions hereof. It is expressly understood and agreed, however, that nothing stated in this Section 6 shall be deemed to confer upon Subtenant any greater rights than are set forth herein nor limit any of the Subtenant's obligations hereunder.

7. Subtenant agrees to do nothing which will subject the Main Lease to termination by Landlord under the provisions of the Main Lease, and it is further agreed that if Subtenant is in default of the provisions of the Main Lease, Sublandlord may, after seven (7) days written notice to Subtenant or immediately in the event of an emergency, but need not, cure said default specifically on behalf of and for the account of Subtenant, in which case all costs, damages, and expenses incurred by Sublandlord in connection therewith shall be paid to Sublandlord immediately upon its demand as additional rent hereunder. By curing Subtenant's default on its behalf and account, as aforesaid, Sublandlord shall not be deemed to have waived any of its rights nor to have released Subtenant from any of its obligations under this Sublease. It is agreed, however, that Sublandlord may cure said default on its own account to preserve its interest in the Main Leases and may terminate this Sublease pursuant to the terms hereof by reason of said default by Subtenant, if Subtenant does not pay as additional rent to Sublandlord all costs, damages and expenses incurred by Sublandlord in connection with such cure within the applicable grace period provided for in the Main Lease, as amended by Section 3 above. In the event of such termination, Sublandlord shall be entitled to all remedies and damages provided for Landlord in the Main Lease, or as otherwise provided by law. In the event that the Sublease is terminated by reason of Subtenant's default, Subtenant shall indemnify and hold Sublandlord harmless from such damages as Sublandlord may become liable to pay under the Main Lease with respect to the Sublease Premises resulting from such default, plus all other expenses and costs related thereto, including without limitation attorneys' fees.

8. Subtenant shall be permitted to install its own signage within the Building, subject to approval by the Landlord.

9. Subtenant shall have the right to sublet or assign this Sublease subject to the consent of the Landlord and Landlord's right to recapture under the terms and conditions of the Main Lease and


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also subject to Sublandlord's independent consent, such consent by Sublandlord not to be unreasonably withheld.

10. Subtenant shall maintain with respect to the Subleased Premises the insurance required by the Main Lease to be taken out by the tenant thereunder, which insurance shall name Landlord and Sublandlord as additional insureds, all in accordance with said sections of the Main Lease.

11. At the expiration or earlier termination of this Lease, Subtenant shall surrender and yield up the Subleased Premises in the condition required under
Section 15 of the Main Lease, and shall remove all equipment and trade fixtures of Subtenant therefrom. If Subtenant shall remain in possession of the Subleased Premises after the expiration or earlier termination of this Sublease without any express agreement as to such holding over, Subtenant shall be liable to Sublandlord in accordance with the Main Lease.

12. Subtenant further agrees to indemnify and hold Sublandlord harmless from any claim of Landlord under the Main Lease, and against any claim for injury to persons, including death, and for property damages, arising out of the occupancy and use of the Subleased Premises by Subtenant its officers, agents, employees or invitees.

13. Subtenant shall deposit with Sublandlord upon Subtenant's execution hereof a security deposit in the amount of $37,726.88 (the "Security Deposit") as security for Subtenant's faithful performance of Subtenant's obligations under this Sublease. Subtenant shall pay an additional security deposit of $5,295.00 on or before the first day of the 61st month of the term of this Sublease, whereupon the Base Rent increases proportionally. If Subtenant fails to pay Base Rent or other rent or charges due hereunder, or otherwise defaults under this Sublease, Sublandlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Sublandlord or to reimburse or compensate Sublandlord for any liability, cost, expense, loss or damage (including attorneys' fees) which Sublandlord may suffer or incur by reason thereof. If Sublandlord uses or applies all or any portion of said Security Deposit, Subtenant shall within ten (10) days after written request therefore deposit monies with Sublandlord sufficient to restore said Security Deposit to the full amount required by this Sublease. Sublandlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Sublandlord shall, at the expiration or earlier termination for the term hereof and after Subtenant has vacated the Premises, return to Subtenant (or, at Sublandlord's option, to the last assignee, if any, of Subtenant's interest herein), that portion of the Security Deposit not used or applied by Sublandlord unless otherwise expressly agreed in writing by Sublandlord, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Subtenant under this Sublease.

14. All notices required to be given under this Sublease shall be sent by prepaid registered or certified mail, return receipt requested, to Sublandlord, to the attention of the Corporate Law Department, at the addresses above stated, and to Subtenant at the Sublease Premises, unless in either case a different address is specified by either party to the other in writing by prepaid registered or certified mail, return receipt requested. Any such notices shall be deemed to have been given when deposited with the U.S. Mail.


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15.      Sublandlord hereby reserves the right to enter onto the Subleased
Premises, from time to time at reasonable times and upon prior notice to Subtenant which is reasonable under the circumstances, to ascertain whether Subtenant is in compliance with the provisions of this Sublease.

16. Upon written request by Subtenant, Sublandlord agrees to use reasonable efforts to obtain consent of the Landlord in a timely manner wherever such consent is required in the Main Lease.

17. Sublandlord agrees to use reasonable efforts in a timely manner in exercising its remedies under the Lease in the event the Landlord fails to perform its obligations under the Main Lease.

18. If any provision of this Sublease, or the particular application thereof, shall to any extent be held invalid or unenforceable by a court of competent jurisdiction, the invalidity of such provision shall not be deemed to affect the validity of any other provision of this Sublease. Such invalid provisions shall be deemed to be stricken from this Sublease, which shall otherwise continue in full force and effect in all respects.

19. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns, heirs and legal representatives.

20. This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

21. Sublandlord and Subtenant each warrant to the other that it has had no dealings with any broker or agent in connection with this Sublease except for Spaulding & Slye who shall be paid by Sublandlord pursuant to a separate written agreement. Sublandlord and Subtenant covenant to hold harmless and indemnify the other party from and against any and all costs (including, without limitation, attorney's fees for defense of an action), expenses or liability for any compensation, commissions and charges which result from the breach of this warranty.

22. Notwithstanding anything to the contrary contained herein, this Sublease shall not become or be deemed to have become effective until mutually executed and delivered by Subtenant and Sublandlord and consented to by Landlord in writing.

23. ADDITIONAL SPACE. Sublandlord agrees to sublease to Subtenant additional space on the 10th floor of Tower II of the Main Premises under the terms and conditions contained in Addendum I and Addendum II attached hereto and made a part hereof.

EXECUTED under seal as of the day and year first above written.

                                       SUBLANDLORD:

                                       NATIONAL MEDICAL CARE, INC.

                                       By:______________________________

                                       Its:_____________________________


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                                              hereunto duly authorized

                                       SUBTENANT:

                                       GEOTEL COMMUNICATIONS CORPORATION

                                       By:______________________________

                                       Its:_____________________________
                                              hereunto duly authorized







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